Exhibit 10.3

CONSULTING AGREEMENT

BETWEEN HORIZON HOLDINGS CORPORATION and

BRUNSWICK GROWTH VENTURES, LLC

This Consulting Agreement (“Agreement”) dated this 3rd day of February 2006, is entered into by and between Brunswick Growth Ventures, LLC (the “Consultant”), a Registered Delaware LLC, and Horizon Holdings, Corporation. (the “Company”), a Registered Delaware Corporation and, or Inverted Paradigms Corporation, on a non-exclusive basis. The Consultant and the Company may each be referred to as a “Party” and together the Consultant and the Company may be referred to as the “Parties.” This agreement supersedes the previous agreement dated Feb. 1, 2006.

WHEREAS, the Company wishes to engage the Consultant to introduce key business contacts to the Company; to provide recommendations as to the best approach for securing such new customers, review Company finances, and provide recommendations to management pertaining to the Company’s financial and business goals.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Parties hereto agree as follows:

1. RESPONSIBILITIES OF CONSULTANT. The Consultant agrees to become a consultant to the Company and use its best efforts to introduce key business contacts to the Company, provide recommendations as to the best approach for securing such new customers; review and make recommendations concerning Company finances, provide recommendations to management pertaining to the Company’s financial and business goals, and provide financial and market-related advice for the Company. The Consultant may also at time to time introduce new clients, customers and other business contacts to the company. The Consultant will work with management to recommend how best to consummate business arrangements with those new clients and customers, consistent with the company’s strategies, priorities and available resources. It is understood that this program of Consulting may involve the Company in possible business combinations, strategic alliances, or joint venture transactions, fund raises.

The implementation of such recommendations shall be at the sole and exclusive option of the Company. The Consultant shall make itself available to the officers of the Company at mutually agreed upon places during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling. The Consultant shall develop with the Company such business arrangements as the Company may reasonably request, consistent with the provisions of this Agreement.

2. IMPLEMENTATION OF RECOMMENDATIONS. Upon receipt of approval and/or written authorization from the Company to proceed with any recommendations made by the Consultant, the Consultant shall:

2.1. Advise the Company with respect to the company’s capital structure;

2.2. Provide an analysis of strategic alternatives;

2.3. Assist in the development of new opportunities; and

2.4. Assist the Company wherever possible with the implementation of each of the above-enumerated steps.

3. RESPONSIBILITIES OF THE COMPANY. In connection with the above activities, which shall be undertaken by the Consultant on the Company’s behalf, the Company shall fully cooperate with the Consultant in the fulfillment of its duties hereunder, and the Company and the Consultant agree to the following:

3.1 Relationship. The Consultant is an independent contractor of the Company and will act as such to the Company in accordance with this Agreement. The Consultant acknowledges and agrees that all of its employment taxes, insurance premiums, and local, state and federal taxes are the sole and exclusive responsibility of the Consultant. Neither FICA (Social Security), FUTA (Federal Unemployment), nor local, state or federal income taxes will be withheld from payments to the Consultant. This provision shall also apply to any employees or agents of the Consultant. The Company recognizes that the Consultant is a major shareholder of the Company, and at anytime may act in a manner that is at odds with Company Management and other shareholders. Though the Consultant is not a current Officer of the Company, the Company recognizes that the Consultant may at time to time, serve as an officer of the Company, which will not impede the responsibilities of either party, as it pertains to this agreement.

3.2. Access to Company Information, its Officers and Professionals. The Company will provide the Consultant with complete access to all Company information, and the Company’s officers, directors, employees, accountants, counsel and other key persons.

4. TERM. The term of this Agreement shall be for a term of sixty (60) months, commencing on the date first set forth above. This Agreement may be renewed for another sixty (60) months by mutual agreement of both Parties.

5. TRUTHFUL REPRESENTATIONS. The Company represents and warrants that all information made available to the Consultant or contained in any materials prepared by the Company will, at all times during this engagement be true, accurate and complete in all material respects and will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements not misleading in light of the circumstances under which they are made. The Company further represents that any projections provided to the Consultant or contained in any materials prepared by or on behalf of the Company with respect to the subject matter thereof will have been prepared in good faith and will be based on assumptions, which in light of the circumstances under which they are made, are in the Company’s determination, reasonable.

6. RESPONSIBILITY FOR REPRESENTATIONS. The Company acknowledges that the Consultant will be using and relying on the information (and information available from public sources and other sources deemed to be reliable), without independent verification thereof, and without independent appraisal of any of the Company’s assets. The Consultant does not assume responsibility for the accuracy or completeness of the information. Any advice rendered by the Consultant pursuant to this Agreement may not be disclosed publicly without the Company’s prior written consent.

7. INDEMNIFICATION OF CONSULTANT. If, in connection with the services or matters that are the subject of this Agreement, the Consultant becomes involved in any capacity in any action or legal proceeding, due to the actions, information, position, assertions, and/or affirmations put forth by the Company or by the Consultant at the direction of the Company, or in reliance upon material or information furnished by the Company, the Company agrees to indemnify and hold harmless the Consultant, as the case may, be for the reasonable legal fees of counsel, court costs and other expenses (including the costs of investigation and preparation) incurred. The Company also agrees to hold harmless the Consultant against any losses, claims, damages or liabilities, joint services or matters which are the subject of this Agreement; provided, however, that the Company shall not be liable to the Consultant with respect to any loss, claim, damages or liability to the extent and only to the extent that such loss, claim, damage or liability resulted from the gross negligence or willful misconduct of the Consultant. The provisions of this paragraph shall survive the expiration of the period of this Agreement including any extensions thereof.

8. ALLOCATION OF RESOURCES. In the event that the Company provides the Consultant with authorization to carry out a recommendation, the Company agrees, subject to its resources, to allocate the services of its Chief Executive Officer, Chief Technical Officer and engage such other outside professionals as required to successfully implement and complete each task associated with the recommendation, unless modified in writing by the mutual consent of the Parties.

9. COMPENSATION. In consideration for the services that are to be provided by the Consultant under this Agreement, the Company agrees to compensate the Consultant as follows:

9.1.	The Company shall pay the Consultant $4,000 per month, payable on the first day of each calendar month, beginning payments on 3/1/2006.

9.2.

Both the company and consultant acknowledge that the consultant shares office space with the company, that is under lease by the company at 1800 2nd Street, Sarasota, Fl. While the consultant occupies 2 offices of the company’s lease space at this space or any other space, the monthly payment as outlined in 9.1., shall be reduced by $1,500 to reflect rent paid by the consultant to the company, changing the monthly payment to the Consultant to $2,500. This lower payment of $2,500 per month to the Consultant shall remain in effect until such time the Consultant no longer occupies the lease space of the company, thereafter the Consultant shall be compensated under the terms as detailed in 9.1. herein.

9.3.	If the Consultant introduces or refers any person or entity to the company whom there after at any time, makes a loan in any form, or makes an investment into the company in any fund raise of the Company, the Consultant shall receive a referral fee totaling 5% of the total funds loaned or invested into the company by the referred person or entity.

It shall be understood that the Consultant will be reimbursed only for pre-approved expenses directly incurred in connection with the performance of its services pursuant to this Agreement. Such expenses may include cell phone, travel, lodging, research, entertainment, printing, postage, or similar charges.

10. CONFIDENTIALITY. Except to the extent necessary to perform its obligations hereunder or to comply with any applicable law, regulation or rule, neither Party shall disclose or divulge to any third party other than the other Party’s directors, officers, auditor or legal counsel, either before or after the termination of this Agreement, any document or information exchanged between the Parties during the term of this Agreement without prior written consent of the other Party, which consent shall not unreasonably withheld.

11. USE OF ADVICE AND RECOMMENDATIONS. Neither the recommendations or any advice, whether oral or in writing, and no other material prepared for the Company in connection with services hereunder is to be used for any purpose other than the purpose for which such report, advice or material was prepared, or is to be used or referred to by the Company in any public documents or otherwise publicly referred to without the Consultant’s written consent. Notwithstanding the foregoing, in the event that the Company receives a request to disclose all or any part of the information contained in any such report, advice or material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, the Company may disclose such information provided that the Company notifies the Consultant of the existence, terms and circumstances surrounding such request.

12. TERMINATION BY CONSULTANT. It is hereby agreed and understood that the Consultant shall have the right to interview the Company and accomplish a due diligence review with respect to the Company’s representations and that at the Consultant’s sole discretion if such interviews and due diligence demonstrate substantive and/or material discrepancies from that which was put forth by the Company, then the Consultant shall have the right to terminate this Agreement and be held harmless from any claims of the Company for such termination as well as from any claims of third parties which may result from any such discrepancy. In the event that the Consultant is unable to perform its responsibilities under this Agreement, due to the failure of the Company to perform its responsibilities hereunder, the Consultant shall be released from its responsibilities under this Agreement and shall receive any compensation due and owing pursuant to Paragraph 9 above.

13. TERMINATION BY COMPANY. Notwithstanding Paragraph 4, the Company may terminate this Agreement at any time, without cause, upon thirty days’ written notice to the Consultant. In the event that the Company terminates the Consultant prior to the expiration of the term set forth in Paragraph 4, the Consultant shall be entitled to all compensation set forth in Paragraph 9.1., for the full term of this agreement. In the event that at time of such termination the Company shall be in discussions with respect to any persons or entities introduced by the Consultant, the Consultant will be paid for any future transaction entered after the termination of this Agreement, pursuant to Paragraph 9.3.

14. SECURITIES LAWS. The Parties to this Agreement mutually agree to comply with any and all applicable securities laws with respect to their performance under this Agreement.

15. MISCELLANEOUS PROVISIONS.

15.1. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall constitute the binding agreement of the Parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the Parties hereto, and their respective successors and permitted assigns.

15.2. ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and the transactions contemplated hereby.

15.3. WAIVER. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

15.4. HEADINGS. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

15.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.6. FURTHER DOCUMENTS AND ACTS. Each Party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

15.7. GOVERNING LAW & VENUE. This Agreement shall be governed by and construed in accordance with the laws of the state of Florida, and without giving effect to the principles of conflicts of laws applied thereby. The Parties hereby agree that any disputes arising hereunder shall be brought before any court of competent jurisdiction in the State of Florida and hereby consent to jurisdiction and venue in the county of Sarasota, Florida.

15.8. ADVICE, DRAFTING. Each Party further agrees and acknowledges that this Agreement represents the respective understandings of such parties as negotiated between them, and no ambiguity or other aspect of this Agreement shall be construed against any Party solely by virtue of the drafting or presentment of this Agreement. Each Party has been advised to speak with a legal and an accounting professional to understand the legal and tax implications and impact of the transactions contemplated hereby, and neither Party has relied upon the other, the Company or their respective counsel in connection therewith.

15.9. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the Parties.

15.10. SURVIVAL. The representations, warranties, general covenants and indemnities contained in this Agreement shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

COMPANY
Horizons Holdings Corporation.

/s/ Stewart York
Name: Stewart York, CEO, Horizon Holdings Corporation

CONSULTANT
Brunswick Growth Ventures, LLC

/s/ John Sauickie
John Sauickie, Director, Brunswick Growth Ventures, LLC